EXHIBIT 8(c)
                            TRANSFER AGENCY AGREEMENT

     AGREEMENT made as of the 1st day of October, 1993, between CFB MarketWatch Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and THE WINSBURY SERVICE CORPORATION ("Winsbury"), an Ohio corporation having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229.

     WHEREAS, the Trust desires that Winsbury perform certain services for the Trust, and for each of its series (see Schedule A, as such Schedule may be amended from time to time) denominated as funds and whose shares of beneficial interest comprise from time to time the shares of the Trust (individually referred to herein as a "Fund" and collectively as the "Funds"); and

     WHEREAS, Winsbury is willing to perform such services on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES.  Winsbury shall perform for the Trust the transfer agent
          --------
services set forth in Schedule B hereto.

     Winsbury also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. Winsbury shall perform such additional services as are provided on an amendment to Schedule B hereof, in consideration of such fees as the parties hereto may agree.

     Winsbury may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however,
                                                              --------
that the Sub-transfer Agent shall be the agent of Winsbury and not the agent of the Trust or such Fund, and that Winsbury shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

     2.   FEES.  The Trust shall pay Winsbury for the services to be provided by
          ----
Winsbury under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto. Such fees are subject to annual increases as agreed in writing between the parties. Fees for any additional services to be provided by Winsbury pursuant to an amendment to Schedule B hereto shall be subject to mutual agreement at the time such amendment to Schedule B is proposed.

     3.   REIMBURSEMENT OF EXPENSES.  In addition to paying Winsbury the fees
          -------------------------
described in Section 2 hereof, the Trust agrees to reimburse Winsbury for Winsbury's out-of-pocket expenses in providing services hereunder, including without limitation, the following:

     A. All freight and other delivery and bonding charges incurred by Winsbury in delivering materials to and from the Trust and in delivering all materials to shareholders;

     B. All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Winsbury in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for Winsbury to perform the services to be provided hereunder;

     C. Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by Winsbury for the performance of the services to be provided hereunder;

     D.   The cost of microfilm or microfiche of records or other materials; and

     E. Any expenses Winsbury shall incur at the written direction of an officer of the Trust thereunto duly authorized.

     4.   TERM, DURATION, AND TERMINATION.  This Agreement shall become
          -------------------------------
effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and unless sooner terminated as provided herein, shall continue until March 31, 1994. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 90 days prior to the expiration of the then-current term. This Agreement shall terminate automatically upon the expiration of said 90 days; provided, however, that after such termination, for so long as
         --------  -------
Winsbury, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by Winsbury but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Winsbury shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of Winsbury's cash disbursements and a reasonable fee (which fee shall be not less than one hundred and two percent (102%) of the sum of the actual costs incurred by Winsbury in performing such service) for services in connection with Winsbury's activities in effecting such termination, including without limitation the costs of the delivery to the Trust and/or its distributor or investment adviser and/or other parties, of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination and after providing the Trust with its property, records, instruments and documents or one copy thereof, Winsbury will provide the Trust reasonable access to or, for a reasonable duplicating fee, will provide the Trust with copies of, any Trust documents or records remaining in its possession. Written notice not to renew may be given for any reason, with or without "cause" (as defined below). This Agreement is terminable with respect to a particular Fund through a failure to renew, upon mutual agreement of the parties hereto, or for "cause" (as defined below) by the party alleging "cause," in any case on not less than 90 days' prior written notice to the party against which termination is sought.

     For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

     If Winsbury is replaced as transfer agent during a term of this Agreement for any reason other than mutual agreement or "cause" as defined above, then the Trust shall make a one-time cash payment, as liquidated damages, to Winsbury equal to the balance due Winsbury for the remainder of the term of this Agreement, assuming for purposes of calculation of the payment that the number of shareholders of the Trust on the date Winsbury is replaced will remain constant for the remainder of the contract term.

     5.   UNCONTROLLABLE EVENTS.  Winsbury assumes no responsibility hereunder,
          ---------------------
and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

     6.   INSTRUCTIONS.  Whenever Winsbury is requested or authorized to take
          ------------
action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, Winsbury shall be entitled to rely upon any certificate, letter or other instrument or communication, reasonably believed by Winsbury to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.

     As to the services to be provided hereunder, Winsbury may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless Winsbury receives written instructions to the contrary in a timely manner from the Trust.

     7.   STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS;
          -------------------------------------------------------
INDEMNIFICATION.  Winsbury shall use its best efforts to ensure the accuracy of
---------------
all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by Winsbury in the absence of bad faith, willful misfeasance, gross negligence or from reckless disregard by it of its obligations and duties. The Trust agrees to indemnify and hold harmless Winsbury, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to Winsbury's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to Winsbury by the Trust, the investment adviser and on any records provided by any fund accountant or custodian thereof; provided that this indemnification shall not apply to actions or omissions of
--------
Winsbury in cases of its own bad faith, willful misfeasance, gross negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject
--------
of this indemnification, Winsbury shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Winsbury.

     8.   RECORD RETENTION AND CONFIDENTIALITY.  Winsbury shall keep and
          ------------------------------------
maintain on behalf of the Trust all books and records which the Trust or Winsbury is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, relating to the maintenance of books and records in connection with the services to be provided hereunder. Winsbury further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

     9.   REPORTS.  Winsbury will furnish to the Trust and to its properly-
          -------
authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule D attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule D.

     10.  RIGHTS OF OWNERSHIP.  All computer programs and procedures developed
          -------------------
to perform services required to be provided by Winsbury under this Agreement are the property of Winsbury. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

     11.  RETURN OF RECORDS.  Winsbury may at its option at any time, and shall
          -----------------
promptly upon the Trust's demand, turn over to the Trust and cease to retain Winsbury's files, records and documents created and maintained by Winsbury pursuant to this Agreement (or copies thereof which are needed by Winsbury in the performance of its services or for its legal protection). If not so turned over to the Trust, such documents and records will be retained by Winsbury for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

     12.  BANK ACCOUNTS.  The Trust and the Funds shall establish and maintain
          -------------
such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that Winsbury may perform the services required to be performed hereunder. To the extent that the performance of such services shall require Winsbury directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for Winsbury to effect such disbursements.

     13.  REPRESENTATIONS OF THE TRUST.  The Trust certifies to Winsbury that:
          ----------------------------
(A) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (B) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury, and (C) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     14.  REPRESENTATIONS OF WINSBURY.  Winsbury represents and warrants that:
          ---------------------------
(A) Winsbury has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended, required in connection with the performance of its duties under this Agreement; and (B) the various procedures and systems which Winsbury has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the blank checks, records, and other data of the Trust and Winsbury's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

     15.  INSURANCE.  Winsbury shall notify the Trust should its insurance
          ---------
coverage with respect to professional liability or errors and omissions coverage be cancelled or reduced. Such notification shall include the date of change and the reasons therefor. Winsbury shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Winsbury under its insurance coverage.

     16.  INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS.  The Trust has
          --------------------------------------------------
furnished to Winsbury the following:

     A. Copies of the Agreement and Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

     B.   Copies of the following documents:

          1.   The Trust's Code of Regulations and any amendments thereto;

          2. Certified copies of resolutions of the Board of Trustees covering the following matters:

               a. Approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Winsbury hereunder, and

               b. Authorization of Winsbury to act as Transfer Agent for the Trust on behalf of the Funds.

     C. A list of all officers of the Trust, together with specimen signatures of those officers, who are authorized to instruct Winsbury in all matters.

     D. Two copies of the following (if such documents are employed by the Trust):

          1.   Prospectuses and Statement of Additional Information;

          2.   Distribution Agreement; and

          3. All other forms commonly used by the Trust or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

     E. A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of Winsbury's appointment as Transfer Agent (or as of the date on which Winsbury's services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

     17.  INFORMATION FURNISHED BY WINSBURY.  Winsbury has furnished to the
          ---------------------------------
Trust the following:

     A.   Winsbury's Articles of Incorporation.

     B.   Winsbury's Bylaws and any amendments thereto.

     C. Certified copies of actions of Winsbury covering the following matters:

          1. Approval of this Agreement, and authorization of a specified officer of Winsbury to execute and deliver this Agreement;

          2.   Authorization of Winsbury to act as Transfer Agent for the Trust.

     D. A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.

     18.  AMENDMENTS TO DOCUMENTS.  The Trust shall furnish Winsbury written
          -----------------------
copies of any amendments to, or changes in, any of the items referred to in
Section 16 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by Winsbury in providing the services agreed to hereunder or which amendment might affect the duties of Winsbury hereunder unless the Trust first obtains Winsbury's approval of such amendments or changes.

     19.  RELIANCE ON AMENDMENTS.  Winsbury may rely on any amendments to or
          ----------------------
changes in any of the documents and other items to be provided by the Trust pursuant to Sections 16 and 18 of this Agreement and the Trust hereby indemnifies and holds harmless Winsbury from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of Winsbury in reasonable reliance upon such amendments and/or changes. Although Winsbury is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 16 and 18 hereof, Winsbury shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains Winsbury's written consent to and approval of such amendments or changes.

     20.  COMPLIANCE WITH LAW.  Except for the obligations of Winsbury set forth
          -------------------
in Section 8 hereof, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction. Winsbury shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 has been declared or becomes effective.

     21.  NOTICES.  Any notice provided hereunder shall be sufficiently given
          -------
when sent by registered or certified mail to the party required to be served with such notice at the following address: 1900 East Dublin-Granville Road, Columbus, Ohio 43229, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     22.  HEADINGS.  Paragraph headings in this Agreement are included for
          --------
convenience only and are not to be used to construe or interpret this Agreement.

     23.  ASSIGNMENT.  This Agreement and the rights and duties hereunder shall
          ----------
not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 23 shall not limit or in any way affect Winsbury's right to appoint a Subtransfer Agent pursuant to Section 1 hereof.,

     24.  GOVERNING LAW.  This Agreement shall be governed by and provisions
          -------------
shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     25.  LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.  The names
          --------------------------------------------------------
"CFB MarketWatch Funds" and "Trustees of CFB MarketWatch Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated as of June 4, 1992, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "CFB MarketWatch Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the

Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        CFB MARKETWATCH FUNDS
                                        By:/s/Lora L. Oberlander
                                           --------------------------
                                        Lora L. Oberlander, President

                                        THE WINSBURY SERVICE CORPORATION
                                        By:/s/Kenneth B. Quintenz
                                           ----------------------

                                                          Dated: October 1, 1993

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                              CFB MARKETWATCH FUNDS
                                       AND
                        THE WINSBURY SERVICE CORPORATION

   NAME OF FUND
------------------

CFB MarketWatch Treasury Money Market Fund
CFB Marketwatch Short-Term Fixed Income Fund
CFB MarketWatch Intermediate Fixed Income Fund
CFB MarketWatch Virginia Municipal Bond Fund
CFB MarketWatch Equity Fund

                                        CFB MARKETWATCH FUNDS
                                        By:/s/Lora L. Oberlander
                                           --------------------------
                                        Lora L. Oberlander, President

                                        THE WINSBURY SERVICE CORPORATION
                                        By:/s/Kenneth B. Quintenz
                                           ----------------------

                                   SCHEDULE B
                                   ----------


                            TRANSFER AGENCY SERVICES


1.   Shareholder Transactions
     ------------------------

     a.   Process shareholder purchase and redemption orders.

     b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

     c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended.

     d.   Issue periodic statements for shareholders.

     e.   Process transfers and exchanges.

     f. Process dividend payments, including the purchasing of new shares through dividend reinvestment.

2.   Shareholder Information Services
     --------------------------------

     a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

     b. Produce detailed history of transactions through duplicate or special order statements upon request.

     c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements, or marketing material to current shareholders.

3.   Compliance Reporting
     --------------------

     a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

     b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

     c.   Issue tax withholding reports to the Internal Revenue Service.

4.   Dealer/Load Processing (if applicable)
     --------------------------------------

     a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

     b. Account for separation of shareholder investments from transaction sale charges for purchases of Fund shares.

     c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

     d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.   Shareholder Account Maintenance
     -------------------------------

     a.   Maintain all shareholder records for each account in the Trust.

     b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

     c.   Record shareholder account information changes.

     d.   Maintain account documentation files for each shareholder.

                                   SCHEDULE C
                                   ----------

A.   ANNUAL BASE FEE
     ---------------

     1. Each Fund (portfolio) with daily dividends shall pay an Annual Base Fee of $15 per shareholder, and each Fund without daily dividends shall pay an Annual Base Fee of $12 per shareholder, subject to minimum fees in paragraph A.2.

     2.   The Annual Base Fee shall not be less than:

               $6,000 for a Fund with less than 100 shareholders;
               $12,000 for a Fund with 100 or more shareholders but less than
                    500 shareholders; and
               $24,000 for a Fund with 500 or more shareholders.

B.   ANNUAL ADDITIONAL FEES.  These fees are in addition to the Annual Base
     ----------------------
     Fees.

     1. Each Fund with a sales load shall pay an Annual Additional Fee of $1 per shareholder, but not less than $500 per year.

     2. Each Fund with a 12b-1 Plan shall pay an Annual Additional Fee of $1 per shareholder, but not less than $500 per year.

     3. Each Fund with checkwriting shall pay an Annual Additional Fee of $1 per shareholder (including shareholders who do not utilize this service), but not less than $500 per year.

     4. Each Fund with the Auto Invest Plan and Auto Withdrawal Plan or other file transfer system shall pay an Annual Additional Fee of $1 per shareholder (including shareholders who do not utilize this service), but not less than $1,000.

     5. Each Fund that utilizes Fund/SERV (a central clearing house for settlement of purchases and redemptions of shares) shall pay an annual Additional Fee of $1,000.

C.   OTHER PROVISIONS
     ----------------

     1. In the case of any fund with more than one class of shares, this fee schedule shall apply separately to each class. Accordingly, in such cases the term "Fund" as used in this Schedule C shall mean "Class."

     2. ANY FUND WHICH REQUIRES PROCESSING OF RETIREMENT PLANS SHALL PAY ADDITIONAL FEES AS AGREED IN WRITING BETWEEN THE PARTIES.

     3.   All fees are subject to annual increases.

                                   SCHEDULE D
                                   ----------

                                     REPORTS


I.   Daily Shareholder Activity Journal


II.  Daily Fund Activity Summary Report

     A.   Beginning Balance

     B.   Dealer Transactions

     C.   Shareholder Transactions

     D.   Reinvested Dividends

     E.   Exchanges

     F.   Adjustments

     G.   Ending Balance


III. Daily Wire and Check Registers


IV.  Monthly Dealer Processing Reports


V.   Monthly Dividend Reports


VI.  Sales Data Reports for Blue Sky Registration


VII. Annual report by independent public accountants concerning Winsbury's shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.

                                                                    Amendment to
                                                                     Schedule C
                                MARKETWATCH FUNDS
                               TRANSFER AGENT FEES
                             EFFECTIVE APRIL 1, 1994

ANNUAL FEES:
-----------

     Daily dividend base fee                          $  16 per shareholder
     Non-daily dividend base fee                      $  14 per shareholder

ANNUAL MINIMUMS:
---------------

Institutional transfer agent services:
-------------------------------------

Per class for less than 100 shareholders:             $  10,000
Per class for 100 to 499 shareholders:                $  18,000
Per class for 500 or more shareholders:               $  24,000

Retail transfer agent services:
------------------------------

This schedule applies to any portfolio or class with any of the following features; combines statementing, 12B-1 fees, load features, checkwriting, auto-invest or auto-withdrawal processing or special data-base reports.

Per class for less than 100 shareholders:             $  12,000
Per class for 100 to 499 shareholders:                $  18,000
Per class for 500 or more shareholders:               $  24,000

MULTIPLE CLASSES OF SHARES:
--------------------------

Classes of shares which have different net asset values or pay different daily dividends will be treated as separate classes, and the fee schedule above, including the appropriate minimums, will be charged for each separate class.

ADDITIONAL SERVICES:
-------------------

Additional services such as IRA processing are subject to additional fees which will be quoted upon request. Programming costs or data base management fees for special reports or specialized processing will be quoted upon request.

OUT OF POCKET CHARGES:
---------------------

Out-of-pocket costs, including postage, Tymnet charges, statement/confirm paper and forms, and microfiche, will be added to the transfer agent fees.